Exhibit 99.7

         The  undersigned  each  hereby  certifies  and  agrees  that the  above
Amendment No. 1 to Schedule 13D concerning securities issued by Law Companies Group, Inc. is being filed on behalf of each of the undersigned.



/s/ Virgil R. Williams                                      3/1/99
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Virgil R. Williams                                            Date



/s/ James M. Williams, Jr.                                  3/1/99
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James M. Williams, Jr.                                        Date



/s/ James M. Williams, Jr.                                  3/1/99
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James M. Williams, Jr. Family Partnership                     Date
By:  James M. Williams, Jr., General Partner